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                                                                     Exhibit 23



                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
First American Corporation:

We consent to incorporation by reference in the registration statements (No. 33-53269) on Form S-8, (No. 33-57387) on Form S-3, (No. 33-57385) on Form S-8,
(No. 33-44286) on Form S-8 as amended, (No. 33-59844) on Form S-3, (No.
2-81920) on Form S-8, (No 2-81685) on Form S-8 as amended, (No. 33-44775) on
Form S-8, (No. 33-63188) on Form S-8, and (No. 33-64161) on Form S-8 of First American Corporation of our report dated December 4, 1995, relating to the supplemental consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1994 and 1993, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the current report on Form 8-K of First American Corporation filed on December 6, 1995.

Our report refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP


Nashville, Tennessee
December 6, 1995